SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

January 4, 2005 (December 31, 2004)

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-14488

76-0025431

(Commission File Number)

(IRS Employer Identification No.)

10811 S. Westview Circle

Building C, Ste. 100.

Houston, Texas

77043

(Address of Principal Executive Offices)

(Zip Code)

(713) 881-8900

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Section 1.

Registrant's Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

          This 8-K is being filed in connection with Seitel, Inc. entering into Amendment No. Three to Loan and Security Agreement dated as of December 31, 2004 with Wells Fargo Foothill, Inc.  The Amendment No. Three to Loan and Security Agreement amends the terms of Seitel's Loan and Security Agreement, dated as of April 16, 2004, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of June 23, 2004, and by Amendment No. Two to Loan and Security Agreement, dated as of June 29, 2004, in order to modify the financial covenant in Section 7.18(a) of the Loan Agreement, pertaining to Minimum Cash Operating Income.

          The foregoing description of the Amendment No. Three to Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Loan and Security Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9.

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

          (c)        Exhibits.
                     10.1  Amendment No. Three to Loan and Security Agreement dated as of December 31, 2004 with Wells Fargo Foothill, Inc.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:

January 4, 2005

SEITEL, INC.

By:

/s/ Robert D. Monson

Name:

Robert D. Monson

Title:

Chief Executive Officer and President

EXHIBIT INDEX

Exhibit

Page

10.1

Amendment No. Three to Loan and Security Agreement dated as of December 31, 2004 with Wells Fargo Foothill, Inc.